Exhibit 99.1

FOR IMMEDIATE RELEASE

FSIC, FSIC II and FSEP Receive Co-Investment Approval

from SEC—Will Enhance Access to Investment Opportunities

PHILADELPHIA, PA, June 6, 2013 – On June 4, 2013, the U.S. Securities and Exchange Commission (the “SEC”) issued an order (the “Order”) granting exemptive relief to affiliated business development companies FS Investment Corporation, FS Investment Corporation II and FS Energy and Power Fund (collectively, the “Funds”).

Subject to satisfaction of certain conditions specified in the Order, the Funds are now permitted, together with any future affiliated business development companies, to co-invest in additional investment opportunities that would otherwise be prohibited under the Investment Company Act of 1940, including investments originated and directly negotiated by their sub-adviser, GSO / Blackstone.

“We believe the broader access to investment opportunities originated by the Funds’ sub-adviser, GSO / Blackstone, will benefit shareholders,” said Michael C. Forman, Chief Executive Officer of each of the Funds. “The Order will also allow the Funds to more effectively deploy capital as our pipeline of proprietary investment opportunities continues to grow.”

About FS Investment Corporation

FS Investment Corporation (“FSIC”), an investment fund sponsored by Franklin Square Holdings, L.P. (“Franklin Square”), is a publicly registered, non-traded business development company (“BDC”). A BDC such as FSIC is a type of investment fund that enables investors, including non-accredited investors (subject to certain state-specific suitability standards), to access the private debt asset class. FSIC focuses primarily on investing in the debt securities of private companies throughout the United States, with the investment objectives of generating current income and, to a lesser extent, long-term capital appreciation for its investors. FSIC is managed by FB Income Advisor, LLC and is sub-advised by GSO / Blackstone Debt Funds Management LLC (“GDFM”), an affiliate of GSO Capital Partners LP (“GSO”). GSO, with approximately $58.1 billion in assets under management as of March 31, 2013, is the credit platform of The Blackstone Group L.P. For more information, please visit www.fsinvestmentcorp.com.

About FS Energy and Power Fund

FS Energy and Power Fund (“FSEP”), Franklin Square’s second publicly registered, non-traded BDC, focuses primarily on investing in the debt and income-oriented equity securities of privately-held U.S. companies in the energy and power industry. FSEP’s investment objective is to generate current income and long-term capital appreciation. FSEP is managed by FS Investment Advisor, LLC and is sub-advised by GSO. For more information, please visit www.fsenergyandpowerfund.com.

About FS Investment Corporation II

FS Investment Corporation II (“FSIC II”), Franklin Square’s third publicly registered, non-traded BDC, focuses primarily on investing in the debt securities of private companies throughout the United States, with the investment objectives of generating current income and, to a lesser extent, long-term capital appreciation for its investors. FSIC II is managed by FSIC II Advisor, LLC and is sub-advised by GDFM. For more information, please visit www.fsinvestmentcorpII.com.

About Franklin Square

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. The firm currently manages three funds with approximately $6.9 billion* in assets.

Forbes Magazine ranked Franklin Square 13th on its 2013 list of America’s Most Promising Companies. Franklin Square distributes its funds through its affiliated broker-dealer, FS2 Capital Partners, LLC. For more information, please visit www.franklinsquare.com.

*	Assets under management as of March 31, 2013.

Forward-Looking Statements

This announcement may contain certain forward-looking statements, including statements with regard to the future performance of FSIC, FSIC II and FSEP. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC, FSIC II and FSEP make with the SEC. None of FSIC, FSIC II or FSEP undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.